UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2022
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5980 Horton Street, Suite 405
Emeryville
CA	94608
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
3911 Sorrento Valley Boulevard, Suite 110
San Diego, CA 92121
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 29, 2022, the Board of Directors of Ligand Pharmaceuticals Incorporated (the “Company”) appointed Jason Haas to the Company’s Board of Directors. The appointment was made based upon the recommendation of the Nominating and Corporate Governance Committee of the Company’s Board of Directors. Mr. Haas was also appointed to be a member of the Audit Committee of the Company’s Board of Directors.

Mr. Haas, 55, has served as the Chief Financial Officer of Syros Pharmaceuticals, Inc. since October 2021. Prior to this role, he served as Co-Head of Americas, Healthcare Investment Banking at Barclays from June 2016 to October 2021. Previously, he served as Head of Americas, Healthcare Investment Banking at Deutsche Bank from 2012 to June 2016. Prior to his role at Deutsche Bank, he was a Managing Director on the Healthcare Investment Banking team at Goldman Sachs & Co. Mr. Haas holds an M.B.A in Finance from Columbia Business School and a B.A. in International Relations and Economics from Colgate University.

In connection with his appointment to the Board, pursuant to the Company’s independent director compensation policy, Mr. Haas has been granted restricted stock units representing 1,750 shares of the Company’s common stock and options to purchase 5,907 shares of the Company’s common stock. The options have an exercise price per share equal to $88.48, the fair market value of the Company’s common stock on the date of grant. The foregoing awards will vest in three equal annual installments on each of the first three anniversaries following the date of grant. Mr. Haas will also receive cash compensation for his service on the Board in accordance with the Company’s independent director compensation policy, as such policy may be amended from time to time.

There are no arrangements or understandings between Mr. Haas and any other person pursuant to which he was selected to serve on the Board of Directors. There are no transactions in which the Company or any of its subsidiaries is a party and in which Mr. Haas has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On June 29, 2022, the Company issued a press release relating to the appointment of Mr. Haas to the Company’s Board of Directors. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated June 29, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: June 29, 2022	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Senior Vice President, General Counsel and Secretary